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                                                                   EXHIBIT 23.01



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Brooks Automation, Inc. of our report dated November 14, 2001, except for the first paragraph of Note 15, as to which the date is December 13, 2001, relating to the financial statements and financial statement schedule, which appears in Brooks Automation, Inc.'s Annual Report on Form 10-K/A for the year ended September 30, 2001.


/s/ PricewaterhouseCoopers LLP
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Boston, Massachusetts
May 10, 2002